Zumiez Inc. Announces Fiscal 2012 Second Quarter Results

LYNNWOOD, WA -- (Marketwire - August 30, 2012) - Zumiez Inc. (NASDAQ: ZUMZ) a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today reported results for the second quarter ended July 28, 2012.

Total net sales for the second quarter ended July 28, 2012 (13 weeks) increased 20.4% to $135.1 million from $112.2 million in the quarter ended July 30, 2011 (13 weeks). The second quarter results include our acquisition of Blue Tomato which closed on July 4, 2012. Comparable store sales for the second quarter of fiscal 2012 increased 9.5% on top of a comparable store sales increase of 7.5% in the second quarter of fiscal 2011. Net income in the second quarter of fiscal 2012 was $2.1 million, or $0.07 per diluted share, compared to net income of $2.6 million, or $0.08 per diluted share, in the second quarter of the prior fiscal year. The results for fiscal 2012 include approximately $2.5 million, or $0.07 per diluted share, of Blue Tomato acquisition related costs and operations, and approximately $1.3 million, or $0.03 per diluted share, of costs associated with the relocation the Company's ecommerce fulfillment center to Edwardsville, Kansas and its corporate offices to Lynnwood, Washington from Everett, Washington.

Total net sales for the six months (26 weeks) ended July 28, 2012 increased 21.5% to $265.0 million from $218.1 million reported for the six months (26 weeks) ended July 30, 2011. Comparable store sales increased 11.1% in the first six months of fiscal 2012 on top of 9.9% for the first six months of 2011.

The Company reported net income of $6.6 million or $0.21 per diluted share in the first six months of fiscal 2012 compared to net income for the first six months of the prior fiscal year of $4.5 million or $0.14 per diluted share. Results for the first six months of fiscal 2012 include approximately $2.8 million, or $0.08 per diluted share, of Blue Tomato acquisition related costs and operations, approximately $1.6 million, or $0.03 per diluted share, of costs associated with the relocation the Company's ecommerce fulfillment center to Edwardsville, Kansas and corporate offices to Lynnwood, Washington from Everett, Washington.

At July 28, 2012, the Company had cash and current marketable securities of $96.8 million, compared to cash and current marketable securities of $131.9 million at July 30, 2011. The decrease in cash and current marketable securities is a result of the acquisition of Blue Tomato and was funded by the Company's cash balance, offset by cash generated through operations.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "The second quarter was a productive and transformational period for our Company. We continued to expand our North American footprint while at the same time driving a high single digit comparable sales gain. Our teams continue to execute at a very high level to ensure that our merchandise assortments are relevant and that the shopping experience is unique and differentiated regardless of what channel consumers chose to engage with us. We also took a significant step in our long-term plan to create a global action sports business with the acquisition of Blue Tomato. With established leadership in North America and Europe, we are focused on leveraging our combined expertise to take full advantage of the many expansion opportunities that exist in each of our markets."

August 2012 Sales
Total net sales for the four-week period ended August 25, 2012 increased 14.1% to $75.2 million, compared to $65.9 million for the four-week period ended August 27, 2011. The Company's comparable store sales increased 3.7% for the four-week period on top of a comparable store sales increase of 4.3% in the year ago period.

Fiscal 2012 Third Quarter Outlook
The Company is introducing guidance for the three months ending October 27, 2012. Net sales are projected to be in the range of $181 to $185 million resulting in net income per diluted share of approximately $0.42 to $0.45. This guidance is based on an anticipated comparable store sales increase in the 3% to 5% range for the third quarter of fiscal 2012 and reflects a full quarter of operations for Blue Tomato, including approximately $2.5 million, or $0.06 per diluted share, in estimated future incentive payments and the amortization of intangible assets, as well as costs of approximately $1.4 million, or $0.03 per diluted share, associated with the step-up in inventory to estimated fair value in conjunction with our acquisition of Blue Tomato. The Company currently intends to open approximately 50 new stores in fiscal 2012, including up to 10 stores in Canada, with an opening cadence similar to fiscal 2011. The Company does not anticipate opening a material number of stores in Europe in the current fiscal year.

A conference call will be held today to discuss second quarter fiscal 2012 results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (617)-614-3523 followed by the conference identification code of 54110183.

About Zumiez Inc.

Zumiez is a leading multi-channel specialty retailer of action sports related apparel, footwear, equipment and accessories, focusing on skateboarding, snowboarding, surfing, motocross and BMX for young men and women. As of August 25, 2012 we operated 486 stores, 463 in the United States, 18 in Canada, and 5 in Europe. In the United States and Canada we operate under the name Zumiez and in Europe we operate under the name Blue Tomato. Additionally, we operate ecommerce web sites under www.zumiez.com and www.blue-tomato.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's quarterly report on Form 10-Q for the quarter ended April 28, 2012 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                 ZUMIEZ INC.
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share amounts)
                                 (Unaudited)

                                             Three Months Ended
                                 ------------------------------------------

                                  July 28,     % of     July 30,     % of
                                    2012      Sales       2011      Sales
                                 ---------- ---------  ---------- ---------
Net sales                        $  135,066     100.0% $  112,213     100.0%
Cost of goods sold                   88,641      65.6%     75,151      67.0%
                                 ---------- ---------  ---------- ---------
Gross profit                         46,425      34.4%     37,062      33.0%

Selling, general and
 administrative expenses             42,647      31.6%     33,512      29.8%
                                 ---------- ---------  ---------- ---------
Operating profit                      3,778       2.8%      3,550       3.2%

Interest income, net                    427       0.3%        434       0.4%
Other income, net                       611       0.5%          3       0.0%
                                 ---------- ---------  ---------- ---------
Earnings before income taxes          4,816       3.6%      3,987       3.6%

Provision for income taxes            2,730       2.1%      1,396       1.3%
                                 ---------- ---------  ---------- ---------

Net income                       $    2,086       1.5% $    2,591       2.3%
                                 ========== =========  ========== =========

Basic earnings per share         $     0.07            $     0.08
                                 ==========            ==========

Diluted earnings per share       $     0.07            $     0.08
                                 ==========            ==========

Weighted average shares used in
 computation of earnings per
 share:
  Basic                              30,922                30,521

  Diluted                            31,460                31,081

                                 ZUMIEZ INC.
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share amounts)
                                 (Unaudited)

                                              Six Months Ended
                                 ------------------------------------------

                                  July 28,     % of     July 30,     % of
                                    2012      Sales       2011      Sales
                                 ---------- ---------  ---------- ---------
Net sales                        $  264,965     100.0% $  218,064     100.0%
Cost of goods sold                  176,439      66.6%    147,812      67.8%
                                 ---------- ---------  ---------- ---------
Gross profit                         88,526      33.4%     70,252      32.2%

Selling, general and
 administrative expenses             77,486      29.2%     64,150      29.4%
                                 ---------- ---------  ---------- ---------
Operating profit                     11,040       4.2%      6,102       2.8%

Interest income, net                    917       0.3%        947       0.5%
Other income, net                       628       0.2%         58       0.0%
                                 ---------- ---------  ---------- ---------
Earnings before income taxes         12,585       4.7%      7,107       3.3%

Provision for income taxes            5,972       2.2%      2,630       1.2%
                                 ---------- ---------  ---------- ---------

Net income                       $    6,613       2.5% $    4,477       2.1%
                                 ========== =========  ========== =========

Basic earnings per share         $     0.21            $     0.15
                                 ==========            ==========

Diluted earnings per share       $     0.21            $     0.14
                                 ==========            ==========

Weighted average shares used in
 computation of earnings per
 share:
  Basic                              30,847                30,432

  Diluted                            31,439                31,072

                                 ZUMIEZ INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                        July 28,    January 28,   July 30,
                                          2012         2012         2011
                                      -----------  ------------ ------------
                Assets                (Unaudited)                (Unaudited)
Current assets
Cash and cash equivalents             $    12,610  $     14,779 $     14,157
Marketable securities                      84,212       158,019      117,744
Receivables                                11,255         6,284       10,690
Income taxes receivable                       747             -        1,894
Inventories                                99,699        65,037       84,394
Prepaid expenses and other                  9,909         7,907        7,669
Deferred tax assets                         4,019         1,477        2,328
                                      -----------  ------------ ------------
    Total current assets                  222,451       253,503      238,876

Fixed assets, net                         111,411        89,478       83,713
Goodwill                                   59,547        13,154       13,154
Intangible assets, net                     19,383             -            -
Long-term other assets                      5,353         6,022        7,624
                                      -----------  ------------ ------------
    Total long-term assets                195,694       108,654      104,491

    Total assets                      $   418,145  $    362,157 $    343,367
                                      ===========  ============ ============

 Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable                $    57,630  $     21,743 $     50,657
Accrued payroll and payroll taxes           7,637         9,062        6,074
Income taxes payable                        1,257         5,835            -
Deferred rent and tenant allowances         4,579         4,230        4,138
Other liabilities                          18,566        14,706       12,611
                                      -----------  ------------ ------------
    Total current liabilities              89,669        55,576       73,480

Long-term deferred rent and tenant
 allowances                                36,329        32,321       31,501
Long-term deferred tax liabilities          5,256             -            -
Long-term debt and other liabilities        4,454         1,983        1,899
                                      -----------  ------------ ------------
    Total long-term liabilities            46,039        34,304       33,400

                                      -----------  ------------ ------------
    Total liabilities                     135,708        89,880      106,880
                                      -----------  ------------ ------------
Commitments and contingencies

Shareholders' equity
Preferred stock, no par value, 20,000
 shares authorized; none issued and
 outstanding                                    -             -            -
Common stock, no par value, 50,000
 shares authorized; 31,353 shares
 issued and outstanding at July 28,
 2012, 31,170 shares issued and
 outstanding at January 28, 2012 and
 31,094 shares issued and outstanding
 at July 30, 2011                         104,862        99,412       96,468
Accumulated other comprehensive
 (loss) income                             (1,768)          135          163
Retained earnings                         179,343       172,730      139,856
                                      -----------  ------------ ------------
    Total shareholders' equity            282,437       272,277      236,487
                                      -----------  ------------ ------------

    Total liabilities and
     shareholders' equity             $   418,145  $    362,157 $    343,367
                                      ===========  ============ ============

                                 ZUMIEZ INC.
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)
                                 (Unaudited)

                                                      Six Months Ended
                                                 --------------------------
                                                   July 28,      July 30,
                                                     2012          2011
                                                 ------------  ------------
Cash flows from operating activities:
Net income                                       $      6,613  $      4,477
Adjustments to reconcile net income to net cash
 provided by operating activities:
Depreciation, amortization and accretion               10,658         9,574
Deferred taxes                                         (1,177)        1,511
Stock-based compensation expense                        3,037         2,772
Excess tax benefit from stock-based compensation       (2,065)       (1,658)
Lease termination costs                                   920             -
Other                                                    (183)          (78)
  Changes in operating assets and liabilities:
    Receivables                                        (4,452)       (4,410)
    Inventories                                       (26,896)      (28,073)
    Prepaid expenses and other                         (1,904)         (413)
    Trade accounts payable                             33,583        33,394
    Accrued payroll and payroll taxes                  (2,156)       (1,506)
    Income taxes payable                               (4,503)       (4,674)
    Deferred rent and tenant allowances                 4,158         4,341
    Other liabilities                                  (1,120)       (3,995)
                                                 ------------  ------------
Net cash provided by operating activities              14,513        11,262
                                                 ------------  ------------

Cash flows from investing activities:
Additions to fixed assets                             (21,904)       (9,959)
Acquisitions, net of cash acquired                    (69,685)            -
Purchases of marketable securities and other
 investments                                          (65,655)      (72,572)
Sales and maturities of marketable securities
 and other investments                                138,555        71,358
                                                 ------------  ------------
Net cash used in investing activities                 (18,689)      (11,173)
                                                 ------------  ------------

Cash flows from financing activities:
Payments on long-term debt                               (109)            -
Proceeds from exercise of stock-based
 compensation, net of withholding tax payments            347           996
Excess tax benefit from stock-based compensation        2,065         1,658
                                                 ------------  ------------
Net cash provided by financing activities               2,303         2,654
                                                 ------------  ------------

Effect of exchange rate changes on cash and cash
 equivalents                                             (296)           57

Net (decrease) increase in cash and cash
 equivalents                                           (2,169)        2,800
  Cash and cash equivalents, beginning of period       14,779        11,357
                                                 ------------  ------------
  Cash and cash equivalents, end of period       $     12,610  $     14,157
                                                 ============  ============

  Supplemental disclosure on cash flow
   information:
  Cash paid during the period for income taxes         11,624         5,789
  Accrual for purchases of fixed assets                 7,355         4,217

Company Contact:
Brian Leith
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1610

Investor Contact:
ICR
Brendon Frey
(203) 682-8200